Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of YY Inc. of our report dated April 26, 2019 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in YY Inc.'s Annual Report on Form 20-F for the year ended December 31, 2018.

/s/PricewaterhouseCoopers Zhong Tian LLP
Guangzhou, the People’s Republic of China

September 30, 2019